FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Quarterly Revenue Increased 8% to $7.4 Billion

Retail Automotive Same-Store Revenue Increased 9%, Including a 9% Increase in Service & Parts

Retail Commercial Truck Same-Store Gross Profit Increased 6%

Increased Quarterly Dividend by $0.07 Per Share, or 9.7%, to $0.79 Per Share in October 2023

BLOOMFIELD HILLS, MI, October 25, 2023 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the third quarter of 2023. For the quarter, revenue increased 8% to $7.4 billion. Net income attributable to common stockholders decreased 23% to $263.4 million from $340.1 million, and related earnings per share decreased 15% to $3.92 from $4.61 when compared to the same period last year. As previously announced, third quarter 2023 results include approximately $6.2 million of costs, including insurance deductibles relating to approximately 750 hail-damaged vehicles, or $27 million in inventory value, and property, and business disruption which occurred from the severe storms that impacted our operations. The Company’s results for the third quarter of 2023 were driven by strong performance from its North American automotive and commercial truck operations which was partially offset by lower earnings from its U.K. automotive operations, higher interest expense, and lower equity earnings from its investment in Penske Transportation Solutions. Foreign currency exchange positively impacted revenue by $172.4 million, net income attributable to common stockholders by $1.3 million, and earnings per share by $0.02.
Third Quarter 2023 Operating Highlights Compared to Third Quarter 2022
•Retail Automotive Same-Store Revenue – increased 9%
•New Vehicle +15%; Used Vehicle +4%; Finance & Insurance - flat; Service & Parts +9%
•Retail Automotive Same-Store Gross Profit – increased 0.4%
•New Vehicle -1%; Used Vehicle -22%; Finance & Insurance - flat; Service & Parts +10%
•Retail Commercial Truck Same-Store Revenue – decreased 9%
•New Vehicle -12%; Used Vehicle -9%; Finance & Insurance - flat; Service & Parts +1%
•Retail Commercial Truck Same-Store Gross Profit – increased 6%
•New Vehicle +3%; Used Vehicle +209%; Finance & Insurance - flat; Service & Parts +1%
Commenting on the Company's financial results, Chair and CEO Roger Penske said, "Our diversified business produced another solid quarter of profitability. The new vehicle market remains solid while used vehicle supply and affordability remains challenging. I am particularly pleased with the 9% increase in same-store service and parts revenue. Additionally, our equity income from Penske Transportation Solutions improved sequentially as long-term contract sales remain strong."
For the nine months ended September 30, 2023, revenue increased 7% to $22.3 billion. When compared to the same period last year, net income attributable to common stockholders decreased 20% to $0.9 billion from $1.1 billion, and related earnings

1

per share decreased 12% to $12.64. Foreign currency exchange negatively impacted revenue by $149.5 million, net income attributable to common stockholders by $7.1 million, and earnings per share by $0.11.
Retail Automotive Dealerships
For the three months ended September 30, 2023, total new and used units delivered increased 12% to nearly 122,800, and total retail automotive revenue increased 10% to $6.3 billion. Same-store new and used units delivered increased 10% to nearly 120,000, and same-store revenue increased 9%, including a 9% increase in service and parts revenue. Total retail automotive gross profit increased 2% to $1.0 billion, including a 0.4% increase on a same-store basis. Same-store service and parts gross profit increased 10%.
Beginning in the first quarter of 2023, we transitioned certain brands in the U.K. to an agency model for new vehicle sales under which these dealerships receive a fee for facilitating the sale of a new vehicle by the manufacturer. We do not record revenue for the price of the vehicle. As shown in the following schedules, the units facilitated under the agency model are shown separately as agency units while the fee we received to facilitate the sale is included in new vehicle revenue and gross profit.
Retail Commercial Truck Dealerships
As of September 30, 2023, Premier Truck Group operated 44 North American retail commercial truck locations. For the three months ended September 30, 2023, earnings before taxes increased 16% to an all-time quarterly record of $61.1 million when compared to the same period in 2022 while retail unit sales decreased 8% primarily due to production timing and delivery delays which impacted both periods. Revenue decreased 5% to $964.7 million while same-store revenue decreased 9%, including a 1% increase in service and parts revenue when compared to the same period last year. For the nine months ended September 30, 2023, revenue increased 8% to $2.8 billion while same-store revenue increased 5%, including a 5% increase in service and parts revenue when compared to the same period last year. Earnings before taxes increased 6% to $173.7 million when compared to the same period last year.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 442,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and nine months ended September 30, 2023, the Company recorded $84.1 million and $238.3 million in earnings compared to $135.5 million and $390.6 million for the same periods in 2022. The year-over-year declines are due to higher interest costs of $64 million for the three months and $154 million for the nine months ended September 30, 2023, higher maintenance expenses of $40 million for the three months and $170 million for the nine months ended September 30, 2023, a decrease in commercial and consumer rental utilization, and a decrease in the gain on sales of vehicles.
Corporate Development and Capital Allocation
Based on the Company's strong earnings and cash flow, the Board of Directors has increased the quarterly dividend four times in 2023 from $0.57 per share to $0.79 per share, representing an increase of 39%. During the nine months ended September 30, 2023, we repurchased 2.5 million shares of common stock for approximately $341.1 million under our securities repurchase program and also acquired 168,103 shares of our common stock for $23.4 million from employees in connection with a net share settlement feature of employee equity awards. As of September 30, 2023, $233.1 million remained available under the company's existing repurchase authority.

2

During the second quarter of 2023, the company acquired Transolutions Truck Centres (“TSTC”), a retailer of medium and heavy-duty commercial trucks and buses, located in the greater Winnipeg, Manitoba market. The acquisition is expected to generate approximately $180 million in annualized revenue. Additionally, during the third quarter of 2023, the Company acquired a BMW dealership and a Porsche dealership in Wilmington, North Carolina, which are expected to generate approximately $140 million in annualized revenue.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the third quarter of 2023 on Wednesday, October 25, 2023, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (844) 291-5491 [International, please dial (409) 207-6989] using access code 8430835. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the third quarter 2023 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,000 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 44,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 442,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, including the Company's 2022 ESG Report highlighting its ESG strategies, activities, and certain metrics, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA") and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, personal discretionary

3

spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle components, the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, potential decreases in the resale value of used vehicles which may affect PTS' ability to sell its used vehicles after the expiration of its customers' leases or at the end of its holding period for rental vehicles, which may affect PTS' profitability and regulatory risks and related compliance costs; our ability to realize returns on our significant investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to automotive and commercial truck dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2022, its Form 10-Q for the quarterly periods ended March 31, 2023, and June 30, 2023, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Revenue	$7,447.8	$6,920.7	7.6%	$22,255.3	$20,803.0	7.0%
Cost of Sales	6,227.4	5,733.8	8.6%	18,509.6	17,147.4	7.9%
Gross Profit	$1,220.4	$1,186.9	2.8%	$3,745.7	$3,655.6	2.5%
SG&A Expenses	853.5	792.7	7.7%	2,556.5	2,408.2	6.2%
Depreciation	35.4	31.5	12.4%	103.4	95.1	8.7%
Operating Income	$331.5	$362.7	(8.6)%	$1,085.8	$1,152.3	(5.8)%
Floor Plan Interest Expense	(35.5)	(13.8)	157.2%	(94.2)	(30.3)	210.9%
Other Interest Expense	(24.5)	(17.9)	36.9%	(69.5)	(51.4)	35.2%
Equity in Earnings of Affiliates	85.0	136.2	(37.6)%	241.6	393.8	(38.6)%
Income Before Income Taxes	$356.5	$467.2	(23.7)%	$1,163.7	$1,464.4	(20.5)%
Income Taxes	(92.1)	(125.7)	(26.7)%	(297.1)	(377.5)	(21.3)%
Net Income	$264.4	$341.5	(22.6)%	$866.6	$1,086.9	(20.3)%
Less: Income Attributable to Non-Controlling Interests	1.0	1.4	(28.6)%	4.1	4.9	(16.3)%
Net Income Attributable to Common Stockholders	$263.4	$340.1	(22.6)%	$862.5	$1,082.0	(20.3)%

Amounts Attributable to Common Stockholders:
Net Income	$264.4	$341.5	(22.6)%	$866.6	$1,086.9	(20.3)%
Less: Income Attributable to Non-Controlling Interests	1.0	1.4	(28.6)%	4.1	4.9	(16.3)%
Net Income Attributable to Common Stockholders	$263.4	$340.1	(22.6)%	$862.5	$1,082.0	(20.3)%
Income Per Share	$3.92	$4.61	(15.0)%	$12.64	$14.31	(11.7)%
Weighted Average Shares Outstanding	67.3	73.8	(8.8)%	68.2	75.6	(9.8)%

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets:
Cash and Cash Equivalents	$104.4	$106.5
Accounts Receivable, Net	958.8	906.7
Inventories	3,700.2	3,509.1
Other Current Assets	215.2	141.9
Total Current Assets	4,978.6	4,664.2
Property and Equipment, Net	2,661.0	2,496.5
Operating Lease Right-of-Use Assets	2,372.2	2,416.1
Intangibles	2,983.5	2,845.6
Other Long-Term Assets	1,814.7	1,692.2
Total Assets	$14,810.0	$14,114.6

Liabilities and Equity:
Floor Plan Notes Payable	$1,748.1	$1,565.7
Floor Plan Notes Payable – Non-Trade	1,295.0	1,430.6
Accounts Payable	922.1	853.5
Accrued Expenses and Other Current Liabilities	813.9	788.1
Current Portion Long-Term Debt	170.0	75.2
Total Current Liabilities	4,949.1	4,713.1
Long-Term Debt	1,537.3	1,546.9
Long-Term Operating Lease Liabilities	2,301.4	2,335.7
Other Long-Term Liabilities	1,471.1	1,344.1
Total Liabilities	10,258.9	9,939.8
Equity	4,551.1	4,174.8
Total Liabilities and Equity	$14,810.0	$14,114.6

6

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Geographic Revenue Mix:
North America	61.2%	63.9%	59.7%	61.4%
U.K.	31.0%	28.9%	32.3%	31.1%
Other International	7.8%	7.2%	8.0%	7.5%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,325.4	$5,757.8	$19,031.2	$17,784.3
Retail Commercial Truck	964.7	1,019.5	2,779.5	2,580.5
Commercial Vehicle Distribution and Other	157.7	143.4	444.6	438.2
Total	$7,447.8	$6,920.7	$22,255.3	$20,803.0

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,025.3	$1,006.9	$3,173.8	$3,117.6
Retail Commercial Truck	155.4	139.7	449.2	416.9
Commercial Vehicle Distribution and Other	39.7	40.3	122.7	121.1
Total	$1,220.4	$1,186.9	$3,745.7	$3,655.6

Gross Margin:
Retail Automotive	16.2%	17.5%	16.7%	17.5%
Retail Commercial Truck	16.1%	13.7%	16.2%	16.2%
Commercial Vehicle Distribution and Other	25.2%	28.1%	27.6%	27.6%
Total	16.4%	17.1%	16.8%	17.6%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating Items as a Percentage of Revenue:
Gross Profit	16.4%	17.1%	16.8%	17.6%
Selling, General and Administrative Expenses	11.5%	11.5%	11.5%	11.6%
Operating Income	4.5%	5.2%	4.9%	5.5%
Income Before Income Taxes	4.8%	6.8%	5.2%	7.0%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	69.9%	66.8%	68.3%	65.9%
Operating Income	27.2%	30.6%	29.0%	31.5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in Millions)	2023	2022	2023	2022

EBITDA(1)	$416.4	$516.6	$1,336.6	$1,610.9
Floor Plan Credits	$11.7	$10.1	$32.8	$30.0
Rent Expense	$61.6	$60.4	$185.5	$182.1
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Retail Automotive Units:
New Retail	48,060	44,446	8.1%	145,284	135,489	7.2%
Used Retail	66,009	65,523	0.7%	199,231	203,748	(2.2)%
Total Retail	114,069	109,969	3.7%	344,515	339,237	1.6%
New Agency	8,695	—	nm	24,559	—	nm
Total Retail and Agency	122,764	109,969	11.6%	369,074	339,237	8.8%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,742.7	$2,395.2	14.5%	$8,284.1	$7,286.7	13.7%
Used Vehicles	2,322.1	2,208.8	5.1%	6,949.5	7,019.5	(1.0)%
Finance and Insurance, Net	210.1	208.1	1.0%	631.0	646.8	(2.4)%
Service and Parts	685.2	609.8	12.4%	2,053.4	1,793.0	14.5%
Fleet and Wholesale	365.3	335.9	8.8%	1,113.2	1,038.3	7.2%
Total Revenue	$6,325.4	$5,757.8	9.9%	$19,031.2	$17,784.3	7.0%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$296.0	$296.8	(0.3)%	$936.6	$920.5	1.7%
Used Vehicles	103.2	131.3	(21.4)%	349.1	442.3	(21.1)%
Finance and Insurance, Net	210.1	208.1	1.0%	631.0	646.8	(2.4)%
Service and Parts	404.4	359.4	12.5%	1,209.8	1,069.1	13.2%
Fleet and Wholesale	11.6	11.3	2.7%	47.3	38.9	21.6%
Total Gross Profit	$1,025.3	$1,006.9	1.8%	$3,173.8	$3,117.6	1.8%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$56,653	$53,890	5.1%	$56,676	$53,780	5.4%
Used Vehicles	35,179	33,711	4.4%	34,882	34,452	1.2%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,790	$6,678	(13.3)%	$6,122	$6,793	(9.9)%
Used Vehicles	1,564	2,004	(22.0)%	1,753	2,171	(19.3)%
Finance and Insurance (excluding agency)	1,815	1,892	(4.1)%	1,809	1,907	(5.1)%
Agency	2,400	—	nm	2,234	—	nm

Retail Automotive Gross Margin:
New Vehicles	10.8%	12.4%	(160)bps	11.3%	12.6%	(130)bps
Used Vehicles	4.4%	5.9%	(150)bps	5.0%	6.3%	(130)bps
Service and Parts	59.0%	58.9%	+10bps	58.9%	59.6%	(70)bps
Fleet and Wholesale	3.2%	3.4%	(20)bps	4.2%	3.7%	+50bps
Total Gross Margin	16.2%	17.5%	(130)bps	16.7%	17.5%	(80)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	43.4%	41.6%	+180bps	43.5%	41.0%	+250bps
Used Vehicles	36.7%	38.4%	(170)bps	36.5%	39.5%	(300)bps
Finance and Insurance, Net	3.3%	3.6%	(30)bps	3.3%	3.6%	(30)bps
Service and Parts	10.8%	10.6%	+20bps	10.8%	10.1%	+70bps
Fleet and Wholesale	5.8%	5.8%	—bps	5.9%	5.8%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	28.9%	29.5%	(60)bps	29.5%	29.5%	—bps
Used Vehicles	10.1%	13.0%	(290)bps	11.0%	14.2%	(320)bps
Finance and Insurance, Net	20.5%	20.7%	(20)bps	19.9%	20.7%	(80)bps
Service and Parts	39.4%	35.7%	+370bps	38.1%	34.3%	+380bps
Fleet and Wholesale	1.1%	1.1%	—bps	1.5%	1.3%	+20bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Retail Automotive Same-Store Units:
New Retail	47,914	43,958	9.0%	141,122	131,801	7.1%
Used Retail	64,592	64,742	(0.2)%	192,122	199,142	(3.5)%
Total Retail	112,506	108,700	3.5%	333,244	330,943	0.7%
New Agency	7,415	—	nm	20,843	—	nm
Total Retail and Agency	119,921	108,700	10.3%	354,087	330,943	7.0%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,726.5	$2,373.1	14.9%	$8,059.5	$7,116.2	13.3%
Used Vehicles	2,263.4	2,182.7	3.7%	6,690.7	6,872.3	(2.6)%
Finance and Insurance, Net	206.1	206.5	(0.2)%	612.1	635.6	(3.7)%
Service and Parts	658.2	601.2	9.5%	1,932.9	1,755.5	10.1%
Fleet and Wholesale	357.7	333.7	7.2%	1,081.8	1,019.0	6.2%
Total Revenue	$6,211.9	$5,697.2	9.0%	$18,377.0	$17,398.6	5.6%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$290.6	$294.8	(1.4)%	$909.8	$904.7	0.6%
Used Vehicles	101.1	130.0	(22.2)%	339.0	435.7	(22.2)%
Finance and Insurance, Net	206.1	206.5	(0.2)%	612.1	635.6	(3.7)%
Service and Parts	391.8	355.1	10.3%	1,149.9	1,048.1	9.7%
Fleet and Wholesale	11.6	11.3	2.7%	47.3	38.9	21.6%
Total Gross Profit	$1,001.2	$997.7	0.4%	$3,058.1	$3,063.0	(0.2)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$56,570	$53,985	4.8%	$56,822	$53,992	5.2%
Used Vehicles	35,041	33,714	3.9%	34,825	34,509	0.9%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,775	$6,707	(13.9)%	$6,180	$6,864	(10.0)%
Used Vehicles	1,566	2,008	(22.0)%	1,764	2,188	(19.4)%
Finance and Insurance (excluding agency)	1,821	1,900	(4.2)%	1,833	1,921	(4.6)%
Agency	2,019	—	nm	1,861	—	nm

Retail Automotive Same-Store Gross Margin:
New Vehicles	10.7%	12.4%	(170)bps	11.3%	12.7%	(140)bps
Used Vehicles	4.5%	6.0%	(150)bps	5.1%	6.3%	(120)bps
Service and Parts	59.5%	59.1%	+40bps	59.5%	59.7%	(20)bps
Fleet and Wholesale	3.2%	3.4%	(20)bps	4.4%	3.8%	+60bps
Total Gross Margin	16.1%	17.5%	(140)bps	16.6%	17.6%	(100)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	43.9%	41.7%	+220bps	43.9%	40.9%	+300bps
Used Vehicles	36.4%	38.3%	(190)bps	36.4%	39.5%	(310)bps
Finance and Insurance, Net	3.3%	3.6%	(30)bps	3.3%	3.7%	(40)bps
Service and Parts	10.6%	10.6%	—bps	10.5%	10.1%	+40bps
Fleet and Wholesale	5.8%	5.8%	—bps	5.9%	5.8%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	29.0%	29.5%	(50)bps	29.8%	29.5%	+30bps
Used Vehicles	10.1%	13.0%	(290)bps	11.1%	14.2%	(310)bps
Finance and Insurance, Net	20.6%	20.7%	(10)bps	20.0%	20.8%	(80)bps
Service and Parts	39.1%	35.6%	+350bps	37.6%	34.2%	+340bps
Fleet and Wholesale	1.2%	1.2%	—bps	1.5%	1.3%	+20bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Units:
New Retail	4,673	5,365	(12.9)%	13,729	12,751	7.7%
Used Retail	883	666	32.6%	2,242	2,146	4.5%
Total	5,556	6,031	(7.9)%	15,971	14,897	7.2%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$644.4	$704.8	(8.6)%	$1,861.0	$1,623.8	14.6%
Used Vehicles	68.4	74.2	(7.8)%	170.3	253.2	(32.7)%
Finance and Insurance, Net	5.9	5.5	7.3%	15.9	16.4	(3.0)%
Service and Parts	235.1	223.9	5.0%	695.2	640.5	8.5%
Wholesale and Other	10.9	11.1	(1.8)%	37.1	46.6	(20.4)%
Total Revenue	$964.7	$1,019.5	(5.4)%	$2,779.5	$2,580.5	7.7%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$40.3	$36.4	10.7%	$110.3	$91.9	20.0%
Used Vehicles	4.8	(4.3)	211.6%	14.2	17.5	(18.9)%
Finance and Insurance, Net	5.9	5.5	7.3%	15.9	16.4	(3.0)%
Service and Parts	99.7	95.3	4.6%	293.4	271.4	8.1%
Wholesale and Other	4.7	6.8	(30.9)%	15.4	19.7	(21.8)%
Total Gross Profit	$155.4	$139.7	11.2%	$449.2	$416.9	7.7%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$137,891	$131,361	5.0%	$135,552	$127,341	6.4%
Used Vehicles	77,476	111,451	(30.5)%	75,980	118,011	(35.6)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,631	$6,787	27.2%	$8,032	$7,204	11.5%
Used Vehicles	5,381	(6,396)	184.1%	6,310	8,147	(22.5)%
Finance and Insurance	1,060	905	17.1%	995	1,098	(9.4)%

Retail Commercial Truck Gross Margin:
New Vehicles	6.3%	5.2%	+110bps	5.9%	5.7%	+20bps
Used Vehicles	7.0%	(5.8)%	+1,280bps	8.3%	6.9%	+140bps
Service and Parts	42.4%	42.6%	(20)bps	42.2%	42.4%	(20)bps
Wholesale and Other	43.1%	61.3%	(1,820)bps	41.5%	42.3%	(80)bps
Total Gross Margin	16.1%	13.7%	+240bps	16.2%	16.2%	—bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	66.8%	69.1%	(230)bps	67.0%	62.9%	+410bps
Used Vehicles	7.1%	7.3%	(20)bps	6.1%	9.8%	(370)bps
Finance and Insurance, Net	0.6%	0.5%	+10bps	0.6%	0.6%	—bps
Service and Parts	24.4%	22.0%	+240bps	25.0%	24.8%	+20bps
Wholesale and Other	1.1%	1.1%	—bps	1.3%	1.9%	(60)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	25.9%	26.1%	(20)bps	24.6%	22.0%	+260bps
Used Vehicles	3.1%	(3.1)%	+620bps	3.2%	4.2%	(100)bps
Finance and Insurance, Net	3.8%	3.9%	(10)bps	3.5%	3.9%	(40)bps
Service and Parts	64.2%	68.2%	(400)bps	65.3%	65.1%	+20bps
Wholesale and Other	3.0%	4.9%	(190)bps	3.4%	4.8%	(140)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,505	5,365	(16.0)%	12,886	12,293	4.8%
Used Retail	868	666	30.3%	2,172	2,115	2.7%
Total	5,373	6,031	(10.9)%	15,058	14,408	4.5%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$619.0	$704.8	(12.2)%	$1,752.6	$1,570.8	11.6%
Used Vehicles	67.6	74.2	(8.9)%	165.8	250.8	(33.9)%
Finance and Insurance, Net	5.5	5.5	—%	15.0	16.0	(6.3)%
Service and Parts	225.1	223.9	0.5%	638.2	608.2	4.9%
Wholesale and Other	10.9	11.1	(1.8)%	37.0	46.4	(20.3)%
Total Revenue	$928.1	$1,019.5	(9.0)%	$2,608.6	$2,492.2	4.7%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$37.6	$36.4	3.3%	$100.9	$88.3	14.3%
Used Vehicles	4.7	(4.3)	209.3%	13.8	17.1	(19.3)%
Finance and Insurance, Net	5.5	5.5	—%	15.0	16.0	(6.3)%
Service and Parts	95.8	95.3	0.5%	270.7	259.3	4.4%
Wholesale and Other	4.5	6.6	(31.8)%	14.9	19.3	(22.8)%
Total Gross Profit	$148.1	$139.5	6.2%	$415.3	$400.0	3.8%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$137,402	$131,361	4.6%	$136,010	$127,777	6.4%
Used Vehicles	77,913	111,451	(30.1)%	76,339	118,561	(35.6)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,346	$6,787	23.0%	$7,831	$7,185	9.0%
Used Vehicles	5,431	(6,396)	184.9%	6,351	8,085	(21.4)%
Finance and Insurance	1,021	905	12.8%	996	1,109	(10.2)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	6.1%	5.2%	+90bps	5.8%	5.6%	+20bps
Used Vehicles	7.0%	(5.8)%	+1,280bps	8.3%	6.8%	+150bps
Service and Parts	42.6%	42.6%	—bps	42.4%	42.6%	(20)bps
Wholesale and Other	41.3%	59.5%	(1,820)bps	40.3%	41.6%	(130)bps
Total Gross Margin	16.0%	13.7%	+230bps	15.9%	16.1%	(20)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	66.7%	69.1%	(240)bps	67.2%	63.0%	+420bps
Used Vehicles	7.3%	7.3%	—bps	6.4%	10.1%	(370)bps
Finance and Insurance, Net	0.6%	0.5%	+10bps	0.6%	0.6%	—bps
Service and Parts	24.3%	22.0%	+230bps	24.5%	24.4%	+10bps
Wholesale and Other	1.1%	1.1%	—bps	1.3%	1.9%	(60)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.4%	26.1%	(70)bps	24.3%	22.1%	+220bps
Used Vehicles	3.2%	(3.1)%	+630bps	3.3%	4.3%	(100)bps
Finance and Insurance, Net	3.7%	3.9%	(20)bps	3.6%	4.0%	(40)bps
Service and Parts	64.7%	68.3%	(360)bps	65.2%	64.8%	+40bps
Wholesale and Other	3.0%	4.8%	(180)bps	3.6%	4.8%	(120)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	25%	25%	25%
Audi	12%	11%	11%	11%
Mercedes-Benz	9%	10%	9%	10%
Land Rover / Jaguar	7%	7%	8%	7%
Porsche	8%	7%	8%	7%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	1%	2%	2%	2%
Total Premium	70%	70%	71%	70%
Volume Non-U.S.:
Toyota	11%	11%	10%	11%
Honda	6%	5%	6%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	2%	1%	1%
Others	2%	2%	1%	2%
Total Volume Non-U.S.	22%	22%	20%	21%
U.S.:
General Motors / Stellantis	1%	1%	1%	1%
CarShop Used Vehicle Centers	7%	7%	8%	8%
Total	100%	100%	100%	100%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Capital Expenditures / Stock Repurchases:	2023		2022		2023		2022
(Amounts in Millions)
Capital expenditures	$	86.6	$	57.6	$	272.1	$	195.7
Cash paid for acquisitions, net of cash acquired	$	130.8	$	167.5	$	211.3	$	393.4
Stock repurchases:
Aggregate purchase price	$	14.1	$	309.4	$	364.5	$	602.0
Shares repurchased		0.1		2.8		2.7		5.7

Balance Sheet and Other Highlights:	September 30, 2023	December 31, 2022
(Amounts in Millions)
Cash and Cash Equivalents	$104.4	$106.5
Inventories	$3,700.2	$3,509.1
Total Floor Plan Notes Payable	$3,043.1	$2,996.3
Total Long-Term Debt	$1,707.3	$1,622.1
Equity	$4,551.1	$4,174.8

Debt to Total Capitalization Ratio	27.3%	28.0%
Leverage Ratio (1)	1.0x	0.8x
New vehicle days' supply	34 days	25 days
Used vehicle days' supply	38 days	53 days
__________________________
(1)See the following Non-GAAP reconciliation table

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended
	September 30,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$264.4	$341.5	$(77.1)	(22.6)%
Add: Depreciation	35.4	31.5	3.9	12.4%
Other Interest Expense	24.5	17.9	6.6	36.9%
Income Taxes	92.1	125.7	(33.6)	(26.7)%
EBITDA	$416.4	$516.6	$(100.2)	(19.4)%

	Nine Months Ended
	September 30,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$866.6	$1,086.9	$(220.3)	(20.3)%
Add: Depreciation	103.4	95.1	8.3	8.7%
Other Interest Expense	69.5	51.4	18.1	35.2%
Income Taxes	297.1	377.5	(80.4)	(21.3)%
EBITDA	$1,336.6	$1,610.9	$(274.3)	(17.0)%

The following table reconciles the leverage ratio as of September 30, 2023, and December 31, 2022:

	Three	Nine	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2022	September 30, 2023	September 30, 2023	December 31, 2022

Net Income	$299.3	$866.6	$1,165.9	$1,386.2
Add: Depreciation	32.2	103.4	135.6	127.3
Other Interest Expense	19.0	69.5	88.5	70.4
Income Taxes	95.5	297.1	392.6	473.0
EBITDA	$446.0	$1,336.6	$1,782.6	$2,056.9

Total Non-Vehicle Long-Term Debt			$1,707.3	$1,622.1
Leverage Ratio			1.0x	0.8x

# # # # # # #

13